EXHIBIT 10.5

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR WITH THE SECURITIES COMMISSION OF ANY STATE UNDER ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS.

Warrant No. __ -                                                     ___  Shares

                          COMMON STOCK PURCHASE WARRANT

                              Void After 5:00 P.M.
                        Pacific Time on February 28, 2009

         THIS CERTIFIES THAT, for value received, _______ the registered holder of this Common Stock Purchase Warrant (the "Warrant") or permitted assigns (the "Holder"), is entitled to purchase from Bikini Team International, Inc., a Utah corporation, (the "Company"), subject to Section 2 of the Warrant Agreement dated as of May 27, 2004, by and between the Company and ______(the "Warrant Agreement"), at any time until 5:00 p.m. Pacific Time on February 28, 2009 (the "Expiration Date"), _______shares of the Common Stock of the Company (the "Common Stock") at a price per share of $0.20 per share (the "Purchase Price"). The number of shares purchasable upon exercise of this Warrant and the Purchase Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

         This Warrant is issued under and in accordance with the Warrant Agreement and is subject to the terms and provisions contained in the Warrant Agreement, all of which are incorporated herein by reference. A copy of the Warrant Agreement maybe obtained for inspection by the Holder hereof upon written request to the Company.

         This Warrant may be exercised in whole or in part by presentation of this Warrant with the Subscription Form, the form of which is attached hereto, duly executed and simultaneous payment of the Exercise Price (subject to adjustment) at the principal office of the Company. Payment of such price shall be payable at the option of the Holder hereof in cash or by certified or official bank check or wire transfer, or by tender of securities of the Company as set forth in the Warrant Agreement.

         This Warrant may be exercised in whole or in part. Upon partial exercise, a Warrant for the unexercised portion shall be delivered to the Holder. No fractional shares will be issued upon the exercise of this Warrant but the Company shall pay the cash value of any fraction upon the exercise of the Warrant.

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         The Holder  hereof maybe  treated by the Company and all other  persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company. Any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes.

         This Warrant does not entitle the Holder hereof to any of the rights as a stockholder of the Company until such time as this Warrant is exercised in accordance with the Warrant Agreement.

                                             BIKINI TEAM INTERNATIONAL, INC.,
                                             a Utah corporation



                                             By:
                                             --------------------------------
                                               Name:
                                               Title:



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